UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 10, 2009

Summit Financial Group, Inc.

(Exact name of registrant as specified in its charter)

                                        West Virginia                                                                                                        No. 0-16587                                                                                                        55-0672148
                              (State or other jurisdiction of                                                                                (Commission File Number)                                                                              (I.R.S. Employer
                               incorporation or organization)                                                                                                                                             Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 5.02	Departure of Directors or Certain Officers, Appointment of Certain Others, Compensatory Arrangements of Certain Officers

On December 10, 2009, Summit Financial Group, Inc. entered into a Second Amendment to Amended and Restated Employment Agreement with C. David Robertson (the “Second Amendment”).  Under the Second Amendment, the Company and Mr. Robertson agreed that effective January 1, 2010, Mr. Roberston’s work hours will be reduced to no less than 50% of his previous normal full-time work hours and that his salary will be $10,000 per month for the remaining term of Mr. Robertson’s employment agreement, as amended.

A copy of the Second Amendment to Amended and Restated Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

10.1           Second Amendment to Amended and Restated Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             SUMMIT FINANCIAL GROUP, INC.

Date: _December 11, 2009
                             By:            /s/ Julie R. Cook
                             Julie R. Cook
                             Vice President &
                             Chief Accounting Officer